Exhibit 99.1

Tongji Healthcare Group, Inc. Takes First Steps Toward Corporate Name Change and Symbol Change

LOS ANGELES (Nov. 12, 2020) — via NetworkWire — Tongji Healthcare Group, Inc. (OTC Pink: TONJ) ( “Company”) is pleased to announce the Company has taken the initial steps toward changing the Company’s name from “Tongji Healthcare Group, Inc.” to “Clubhouse Media Group, Inc.” and changing the Company’s ticker symbol.

“We have taken the first steps toward effecting our corporate name and ticker symbol changes and are very excited to move forward,” commented Amir Ben-Yohanan, the Company’s CEO.

On August 12, 2020, the Company announced the signing of a Share Exchange Agreement to acquire West of Hudson Group, Inc. (“WOHG”), the sole owner of “The Clubhouse,” a collection of branded content houses that house some of the most prominent social media influencers. Upon closing of the share exchange, the Company will acquire WOHG, with WOHG becoming a wholly owned subsidiary of the Company. The Company expects that the acquisition would move the Company’s business away from healthcare completely and entirely into social media.

In addition to filing a certificate of amendment to the Company’s articles of incorporation with the Nevada Secretary of State, the Company also filed an Issuer Company-Related Action Notification Form with FINRA regarding the proposed corporate name change and ticker symbol change. The name change and symbol change are subject to review by FINRA and will not be effective until FINRA clears the actions. The Company expects that the name change and symbol change will be effective on or about November 20, 2020.

About Tongji Healthcare Group, Inc.

The Company previously operated Tongji Hospital, a general hospital with 105 licensed beds, offering treatment in a variety of medical care areas. However, with its planned transition announced on August 12, 2020, the Company will move entirely into the social media branding marketplace.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as but not limited to, economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

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